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     As filed with the Securities and Exchange Commission on April 11, 2001
                                                     REGISTRATION NO.  333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MAXIM INTEGRATED PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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
            DELAWARE                                                       94-2896096
(State or Other Jurisdiction of                                         (I.R.S. Employer
Incorporation or Organization)                                        Identification Number)

                              120 SAN GABRIEL DRIVE
                           SUNNYVALE, CALIFORNIA 94086
               (Address of Principal Executive Offices) (Zip Code)

            MAXIM INTEGRATED PRODUCTS, INC. 1996 STOCK INCENTIVE PLAN
DALLAS SEMICONDUCTOR CORPORATION AMENDED AND RESTATED 1987 STOCK OPTION PLAN (1) DALLAS SEMICONDUCTOR CORPORATION 1993 OFFICER AND DIRECTOR STOCK OPTION PLAN (1)
                            (Full Title of the Plans)

                             CHARLES G. RIGG, ESQ.
                         MAXIM INTEGRATED PRODUCTS, INC.
                              120 SAN GABRIEL DRIVE
                           SUNNYVALE, CALIFORNIA 94086
                     (Name and Address of Agent for Service)
                                 (408) 737-7600
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                                   Copies to:
                             RICHARD CAPELOUTO, ESQ.
                           Simpson Thacher & Bartlett
                              3373 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

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                                               CALCULATION OF REGISTRATION FEE
                                   Amount to be    Proposed Maximum           Proposed Maximum
Title of Securities to be          Registered      Offering Price Per Share   Aggregate Offering Price    Amount of
Registered                         (1)(2)          (3)                        (3)                         Registration Fee (4)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value      29,858,964     $38.739                    $1,156,710,844              $289,178
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

(1)  Pursuant to that certain Agreement and Plan of Merger dated as of January
28, 2001 (the "Merger Agreement"), by and among the Registrant, MI Acquisition
Sub, Inc. ("Merger Sub"), a Delaware corporation and a direct wholly-owned subsidiary of the Registrant, and Dallas Semiconductor Corporation ("Dallas"), a Delaware corporation, on April 11, 2001 Merger Sub was merged with and into Dallas and Dallas became a wholly-owned subsidiary of the Registrant. In accordance with the Merger Agreement, all outstanding options under Dallas'
Amended and Restated 1987 Stock Option Plan and 1993 Officer and Director Stock
Option Plan have been assumed by the Registrant and are being replaced with options to acquire, in the aggregate, 5,858,965 shares of the Registrant's common stock, the issuance of which shares is being registered hereby. An additional 24,000,000 shares of the Registrant's common stock are being registered hereunder for issuance upon the exercise of options issued and to be issued under the Registrant's 1996 Stock Incentive Plan.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement is deemed to include additional shares of the Registrant's common stock to be offered or sold pursuant to the antidilution provisions of each of the plans listed above.

(3) Estimated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of the Registrant's common stock which may be purchased upon the exercise of outstanding options under the plans listed above, the weighted average exercise price of $43.09, and (ii) in the case of shares of the Registrant's common stock for which options have not yet been granted and the exercise price of which is therefore unknown, the average of the high and low price per share of the Registrant's common stock, as reported on the Nasdaq
National Market on April 9, 2001.

(4) The Registrant wired $516,200 to its account with the Commission on or about October 6, 1999 in connection with the Registrants' registration statement on Form S-8 filed on that date. A registration fee of only $202,874 was required with respect to that registration. The Registrant requests the registration fee required hereby be paid from the balance of that overpayment.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration
Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENT BY REFERENCE.

     The following documents were filed with the Securities and Exchange
Commission by Maxim Integrated Products, Inc. ("Maxim"), and are incorporated herein by reference:

     (i) Maxim's Amendment No. 1 to the Registration Statement on Form S-4 filed on March 6, 2001;

     (ii)  Maxim's Annual Report on Form 10-K for the year ended June 24, 2000;

     (iii) Maxim's Quarterly Reports on Form 10-Q for the fiscal quarters ended
           September 23, 2000 and December 30, 2000;

     (iv)  Maxim's Current Reports on Form 8-K filed on January 30, 2001 and
           April 11, 2001; and

     (v) The description of Maxim's common stock, par value $.001 per share, set forth in Maxim's Registration Statement on Form 8-A filed on February 11, 1988, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Maxim pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against the expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best


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interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that, if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     The Registrant's bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including but not limited to any action or suit by or in the right of the Registrant to procure a judgment in its favor) by reason of the fact that he is or was a director, or is or was serving at the request of the Registrant as a director of another corporation, partnership, joint venture, trust, or other enterprise in any capacity, against expenses (including attorneys' fees), judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent permitted by the DGCL. The Registrant's bylaws empower the Registrant to provide equivalent indemnification to any officer, employee or agent of the Registrant.

     The Registrant's Certificate of Incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such position at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. All of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the

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     registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY
CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SUNNYVALE, STATE OF
CALIFORNIA, ON APRIL 11, 2001.

                                       MAXIM INTEGRATED PRODUCTS, INC.


                                       By: /s/ Carl W. Jasper
                                           ----------------------------
                                       Name: Carl W. Jasper
                                       Title:  Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

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                 Signature                                    Title                            Date
                 ---------                                    -----                            ----

                     *                        Chairman of the Board, President and        April 11, 2001
-------------------------------------------    Chief Executive Officer (Principal
              John F. Gifford                          Executive Officer)


            /S/ CARL W. JASPER                 Vice President and Chief Financial         April 11, 2001
-------------------------------------------   Officer (Principal Financial Officer)
              Carl W. Jasper

                     *                           Corporate Controller (Principal          April 11, 2001
-------------------------------------------            Accounting Officer)
           Sharon E. Smith-Lenox

                     *                                      Director                      April 11, 2001
-------------------------------------------
             James R. Bergman

                     *                                      Director                      April 11, 2001
-------------------------------------------
            B. Kipling Hagopian

                     *                                      Director                      April 11, 2001
-------------------------------------------
              Eric P. Karros

                     *                                      Director                      April 11, 2001
-------------------------------------------
                A.R. Wazzan


*By:       /s/ Carl W. Jasper                                                             April 11, 2001
-------------------------------------------
      Carl W. Jasper, Attorney-in-Fact

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
 3.1            Restated Certificate of Incorporation of Maxim Integrated Products, Inc. (incorporated by reference to
                Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended June 27, 1998).

 3.2            Certificate of Amendment of Restated Certificate of Incorporation of Maxim Integrated Products, Inc.
                (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the period ended December 30, 2000).

 3.3            Amended and Restated Bylaws of Maxim Integrated Products, Inc. (incorporated by reference to Exhibit
                3.3 to the Company's Current Report on Form 8-K filed on April 11, 2001).

 5.1            Opinion of Charles G. Rigg as to the legality of certain shares to be issued.

 5.2            Opinion of Simpson Thacher & Bartlett as to the legality of certain shares to be issued.

10.16           Maxim Integrated Products, Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Maxim Integrated Products, Inc.'s Form 10-K filed on September 24, 1998).

10.19           Dallas Semiconductor Corporation Amended and Restated 1987 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Dallas Semiconductor Corporation's Registration Statement on Form S-8 filed on August
                17, 1999).

10.20           Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan (incorporated by reference to Exhibit 4.2 to Dallas Semiconductor Corporation's Registration Statement on Form S-8 filed on March
                17, 2000).

23.1            Consent of Charles G. Rigg (included in Exhibit 5.1 and incorporated herein by reference).

23.2            Consent of Simpson Thacher & Bartlett (included in Exhibit 5.2 and incorporated herein by reference).

23.3            Consent of Ernst & Young LLP, Independent Auditors

24.1            Powers of Attorney.
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